                                                              EXHIBIT 99.01

                                SCHEDULE II

                     MANOR CARE, INC. AND SUBSIDIARIES

                     VALUATION AND QUALIFYING ACCOUNTS

                         (in thousands of dollars)

                          BALANCE AT  CHARGE TO                      BALANCE AT
                         BEGINNING OF  PROFIT               WRITE-      END
DESCRIPTION                 PERIOD    AND LOSS   OTHER       OFFS    OF PERIOD
-----------              ------------ --------- -------    --------  ----------
Six months ended Novem-
 ber 30, 1997
 Allowance for doubtful
 accounts..............    $41,493     $19,311  $   --     $(19,834)  $40,970
Year ended May 31, 1997
 Allowance for doubtful
 accounts..............    $24,311     $20,341  $10,644(a) $(13,803)  $41,493
Year ended May 31, 1996
 Allowance for doubtful
 accounts..............    $18,797     $16,190  $ 1,030(a) $(11,706)  $24,311
Year ended May 31, 1995
 Allowance for doubtful
 accounts..............    $15,481     $12,587  $   --      $(9,271)  $18,797

(a) Represents reserves of acquired companies.